Mark Griffin, Investors 629.213.5672 mark.griffin@alliancebernstein.com	Carly Symington, Media 629.213.5568 carly.symington@alliancebernstein.com

AB Announces June 30, 2022 Assets Under Management
Nashville, TN, July 12, 2022 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management decreased to $647 billion during June 2022 from $687 billion at the end of May. The 6% decrease was primarily attributed to negative markets, coupled with modest firm-wide net outflows. By channel, net inflows to Private Wealth were offset by net outflows from Retail and Institutions. June month-end AUM reflected $0.5 billion of outflows resulting from AXA S.A's ongoing redemption of certain low-fee fixed income mandates, of which approximately $4.0 billion remains outstanding and is expected to be redeemed by year-end. Excluding these AXA outflows, Institutional net flows were positive for the month of June.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At June 30, 2022				At May 31
					2022

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$58	$118	$47	$223	$242
Passive	23	31	2	56	61
Total Equity	81	149	49	279	303

Fixed Income
Taxable	133	55	13	201	211
Tax-Exempt	1	28	25	54	55
Passive	—	12	—	12	12
Total Fixed Income	134	95	38	267	278

Alternatives/Multi-Asset Solutions(1)	76	7	18	101	106
Total	$291	$251	$105	$647	687

	At May 31, 2022

Total	$308	$269	$110	$687

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

www.alliancebernstein.com    1 of 2

Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2021 or form 10-Q for the quarter ended March 31, 2022. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2022, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.7% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 65.0% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

www.alliancebernstein.com    2 of 2